Exhibit 32

AMANASU ENVIRONMENT CORPORATION

Certification of Chairman and Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the registrant certifies, to the best of his knowledge, that the registrant's Quarterly Report on Form 10Q for the period ended September 30, 2012 (the "Form 10Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10Q, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: November 13, 2012

By: /s/ Atsushi Maki
Atsushi Maki

Chairman & Chief Executive Officer
Chief Financial Officer